Exhibit 99.1
January 26, 2021
Re: Tender offer by a third party for KBS Real Estate Investment Trust II, Inc. shares
Dear KBS REIT II Stockholder:
You may soon receive, or have already received, correspondence from Comrit Investments 1, Limited Partnership (the “Bidder”) regarding a tender offer to purchase your shares of KBS Real Estate Investment Trust II, Inc. (the “Company” or “we”). The Bidder has informed us that its offer price will be $1.01 per share. We believe that the remaining estimated net proceeds per share from the Company’s liquidation to be received by the Company’s stockholders is substantially higher than the Bidder’s offer price per share and recommend against selling your shares at the Bidder’s offer price. Further, we believe the Bidder’s offer price represents an opportunistic attempt by the Bidder to make a profit off your shares at a time of significant economic uncertainty by purchasing them at a deeply discounted price.
We believe that the Bidder’s offer is meant to take advantage of the illiquidity of our shares by buying your shares at a price significantly below their fair value in order to make a significant profit. Thus, if you tender your shares, the Bidder will deprive you of the potential opportunity to realize the full value of the shares.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:
•On March 5, 2020, our stockholders approved the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Liquidation”). As further explained in our definitive proxy statement on Schedule 14A, filed with the SEC on December 9, 2019 (the “Proxy Statement”), the principal purpose of the Plan of Liquidation is to provide liquidity to our stockholders by selling our assets, paying our debts and distributing the net proceeds from liquidation to our stockholders.1
•Pursuant to the Plan of Liquidation, since March 5, 2020, our board of directors has authorized three liquidating distributions:
◦An initial liquidating distribution in the amount of $0.75 per share of common stock to our stockholders of record as of the close of business on March 5, 2020 (the “Initial Liquidating Distribution”). We paid the Initial Liquidating Distribution on March 10, 2020.
◦A second liquidating distribution in the amount of $0.25 per share of common stock to our stockholders of record as of the close of business on August 3, 2020 (the “Second Liquidating Distribution”). We paid the Second Liquidating Distribution on August 7, 2020.
◦A third liquidating distribution in the amount of $0.40 per share of common stock to our stockholders of record as of the close of business on December 24, 2020 (the “Second Liquidating Distribution”). We paid the Third Liquidating Distribution on December 30, 2020.

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1 For detailed description of the Plan of Liquidation, see the Company’s Proxy Statement.

800 Newport Center Drive, Suite 700, Newport Beach, CA 92660 | Tel 949.417.6500

•On December 24, 2020, in connection with the authorization of the Third Liquidating Distribution, our board of directors approved an updated estimated value per share of our common stock of $2.01, effective December 30, 2020 (the “December Estimated Value Per Share”). The December 2020 Estimated Value Per Share is equal to the midpoint of the estimated range of liquidating distributions of $3.40 and $3.83 per share of $3.6152,reduced by (i) the Company’s authorization of the Initial Liquidating Distribution, (ii) an estimated decrease in the net value of the Company’s remaining real estate properties and other net assets held as of June 9, 2020 of $0.21 per share due to the impact of the COVID-19 pandemic on leasing projections, projected rental rates, hold periods and the resulting ultimate estimated impact on sales prices of the real estate properties, (iii) the Company’s authorization of the Second Liquidating Distribution and (iv) the Company’s authorization of the Third Liquidating Distribution. Thus, the December 2020 Estimated Value Per Share reflects the resulting reduction of the stockholders’ remaining investment in the Company. The Company did not obtain updated appraisals in connection with the determination of the December 2020 Estimated Value Per Share, and the determination was based solely on the factors above.
•There are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders. We expect to pay multiple liquidating distribution payments to our stockholders during the liquidation process, and we expect to complete the liquidation process within 24 months after stockholder approval of the Plan of Liquidation. However, liquidating distributions may be paid later than we predict. The liquidation value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets, in response to the real estate and finance markets, based on the amount of net proceeds we receive from the disposition of our remaining assets and due to other factors. In particular, the outbreak of COVID-19, together with the resulting measures imposed to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, restrictions on businesses and school closures, has had a negative impact on the economy and business activity globally. Many of our tenants have suffered reductions in revenue, and during the second, third and fourth quarters, we granted rent relief to six tenants as a result of the pandemic. Depending upon the duration of the pandemic, the various measures imposed to help control the spread of the virus and the corresponding economic slowdown, these tenants or additional tenants may seek rent deferrals or abatements in future periods or become unable to pay their rent. Rent collections for the third and fourth quarters of 2020 were approximately 99%. If tenants default on their rent and vacate, the ability to re-lease this space is likely to be more difficult if the economic slowdown continues and we would not likely be able to sell our remaining real estate properties at the times and at the prices we expected. While we have considered the impact of COVID-19 in our December 2020 Estimated Value Per Share, the extent to which our business may be affected by COVID-19 depends on future developments with respect to the continued spread and treatment of the virus, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, which we cannot accurately predict. Any long-term impact of this situation, even after an economic rebound, remains unclear. These risks are not priced into our December 2020 Estimated Value Per Share or our range of estimated net proceeds from liquidation. Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, our implementation of the Plan of Liquidation may be materially and adversely impacted and this may have a material effect on the ultimate amount and timing of liquidating distributions received by stockholders.
•In connection with the approval of the Plan of Liquidation by our board of directors, our board of directors determined to cease paying regular monthly distributions. Since that determination, the Company has and expects to continue to satisfy the REIT distribution requirements through the payment of liquidating distributions. Every payment of distributions will be subject to the availability of cash and the discretion of the board of directors.
Please be aware that the Bidder is in no way affiliated with the Company, our external advisor, KBS Capital Advisors LLC (the “Advisor”), or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of our stockholder list. The Bidder’s mailing will be conducted by a third party, which has agreed to keep the list of our stockholders confidential.
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2 As disclosed in the Proxy Statement, our range of estimated net proceeds from liquidation of approximately $3.40 and $3.83 was based on the range in estimated value per share of our common stock of $3.55 to $3.99 approved by our board of directors on November 13, 2019, and reduced for (i) expected disposition costs and fees related to future dispositions of real estate, and (ii) estimated corporate and other liquidation and dissolution costs not covered from our cash flow from operations. The November 13, 2019 valuations were based on the estimated value of our assets less the estimated value of the our liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2019, except for certain items discussed in our Annual Report on Form 10-K filed with the SEC on March 6, 2020 (the “Annual Report”) for which estimated values were adjusted subsequent to September 30, 2019. For more information about the calculation of the estimated range in net proceeds from liquidation, see the Proxy Statement and our Annual Report. Both the Proxy Statement and Annual Report are available to the public for free on the SEC’s website, www.sec.gov, and stockholders are urged to read both documents.

During our liquidation, we expect that firms that conduct mini-tender offers will increase their activity and that these bidders will conduct several mini-tenders during the next several months at pricing substantially below the value of your shares. The Company will respond and state its position with respect to each of these mini-tender offers. In order to avoid the costs of mailings, we will post our response to this mini-tender offer, any updates or changes to our response to this mini-tender offer and our responses to future mini-tender offers at www.kbs-cmg.com, under the KBS Real Estate Investment Trust II, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K. If you have any questions related to this or future mini-tender offers, consult with your financial professional or contact KBS Capital Markets Group LLC at (866) 527-4264.
We urge you to exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
We thank you for your investment in the Company.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer,
President and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
There are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders, including, among other things, the ultimate sale price of each asset, changes in market demand for office properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising hereafter. No assurance can be given as to the amount or timing of liquidating distributions the Company will ultimately pay to its stockholders. If the Company underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately paid to the Company’s stockholders could be less than estimated.
The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s implementation of the Plan of Liquidation, depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, the Company’s implementation of the Plan of Liquidation may be materially and adversely impacted and this may have a material effect on the ultimate amount and timing of liquidating distributions received by stockholders.
Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share and net proceeds from liquidation. The Company’s estimated range in net proceeds from liquidation was based on the range in estimated value per share of the Company’s common stock approved by the Company’s board of directors on November 13, 2019, adjusted for estimated costs and fees the Company would incur during the implementation of the Plan of Liquidation. The appraisal methodology used for the Company’s properties that were appraised as part of the valuation process (the “Appraised Properties”) assumes the Appraised Properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the Appraised Properties, with respect to CBRE, and the valuation estimates used in calculating the November 13, 2019 estimated value per share, with respect to the Company and the Advisor, were the respective party’s best estimates as of September 30, 2019 or November 13, 2019, as applicable, the Company can give no assurance in this regard. For a full description of the methodologies, limitations and assumptions used in the calculation of the estimated range in net proceeds from liquidation, see the Company’s Proxy Statement. Even small changes to these assumptions could result in significant differences in the appraised values of the Appraised Properties, the estimated value per share and the estimated net proceeds from liquidation. The risks presented by the COVID-19 pandemic are not priced into the estimated net proceeds from liquidation disclosed in the Proxy Statement.
The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties during the liquidation process; the Company’s ability to sell its real estate properties at the times and at the prices it expects; the Company’s ability to successfully negotiate modifications, extensions or any needed refinancings of its debt obligations; the Company’s ability to successfully implement the Plan of Liquidation and other risks identified in the Company’s Proxy Statement, in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020. You should interpret many of the risks as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
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